                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         Oak Hill Sportswear Corporation
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                   Registrant
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

          -----------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

          -----------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

             ---------------------------------------------

         2)  Form, Schedule or Registration Statement No.:

             ---------------------------------------------

         3)  Filing Party:

             ---------------------------------------------

         4)  Date Filed:

             ---------------------------------------------

                         OAK HILL SPORTSWEAR CORPORATION
                                  1411 Broadway
                            New York, New York 10018

                                 --------------

                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

Dear Shareholder:

                  The Annual Meeting of Shareholders of Oak Hill Sportswear Corporation will be held in The Chestnut Room at The Penn Club, 30 West 44th Street, New York, New York, on Wednesday, June 26, 1996, at 11:15 A.M., to:

                  (1)      elect a Board of five directors;

                  (2) approve an amendment to the Company's Non-Qualified Stock Option Plan; and

                  (3) act upon such other matters as may properly come before the meeting.


                  The Board of Directors has fixed the close of business on May 16, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting.



                                                 Joseph Greenberger,
                                                     Secretary


May 20, 1996



                             YOUR VOTE IS IMPORTANT

                 Whether or not you plan to attend the meeting,
               please sign and return the accompanying proxy card.

                         OAK HILL SPORTSWEAR CORPORATION
                                  1411 Broadway
                            New York, New York 10018

                                 --------------

                                 PROXY STATEMENT
                                       FOR
                       1996 ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

Introduction

                  Proxies in the form enclosed are solicited by the management of Oak Hill Sportswear Corporation (the "Company") for use at the 1996 Annual Meeting (the "Meeting") of Shareholders scheduled to be held on Wednesday, June 26, 1996. All properly executed proxies received prior to or at the meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted FOR the election of management's five nominees as directors (see "Election of Directors"), to approve an amendment to the Company's Non-Qualified Stock Option Plan (see "Approval of Amendment to the Company's Non- Qualified Stock Option Plan") and, if other matters properly come before the meeting, in the discretion of either of the persons named in the proxy.

Shares Entitled to Vote

                  Holders of record of Common Stock at the close of business on May 16, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date, there were 2,057,576 shares of Common Stock, $.02 par value, outstanding, each entitled to one vote. The Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Annual Report of the Company for its fiscal year ended December 31, 1995 are being mailed on or about May 20, 1996 to all holders of record of Common Stock on the Record Date.

Proxies and Revocation of Proxies

                  Execution and delivery of a proxy card will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by presentation of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Annual Meeting, however, will not in and of itself revoke a proxy.

                  A shareholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by the shareholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or the shareholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

                  No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks, and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.


                        PRINCIPAL HOLDERS OF COMMON STOCK

                  The following are believed by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, as of April 24, 1996:


                                                 Number of          Percent of
       Name and Address                           Shares           Outstanding
       ----------------                          ---------         -----------
Arthur L. Asch                                   425,951(1)           20.6%
1411 Broadway
New York, New York 10018

Alphi Investment Management Company              166,000(2)            8.1%
155 Pfingston Road - Suite 360
Deerfield, IL  60015


(1) Includes 25,000 shares held by his wife. Mr. Asch has disclaimed a beneficial ownership of these shares. Includes 10,000 shares underlying options that may be exercisable within sixty days. Excludes 30,000 shares underlying options not exercisable within sixty days.

(2)  As reported in the most recent Schedule 13G received by the Company.

                         ITEM 1 -- ELECTION OF DIRECTORS

Certain Information Regarding
Management's Nominees and Retired Directors

                  Five directors are to be elected at the 1996 Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All nominees are presently directors of the Company. Mr. M. Asch was elected in April 1996 to expand the Board to five members. Messrs. Roth and Weingarten were elected by the Board in April 1996 to fill vacancies on the Board. The present directors' term of office expires at the conclusion of the 1996 Annual Meeting of Shareholders. Management has no reason to believe that any nominee will be unable to serve. If any should not be available, either person named in the proxy may vote for a substitute nominee designated by the Nominating Committee of the Board of Directors. Nominees receiving a plurality of the votes cast at the Meeting will be elected.

                  The following table gives certain information as of April 24, 1996 concerning (i) the present directors and nominees for election as directors and (ii) two former directors (the "Retired Directors") who resigned from the Board on April 22, 1996, (iii) and the ownership of the Company's common stock by all executive officers, directors and nominees and the Retired Directors.

                                                                                      Director          Number       Percent of
Name                            Age     Biographical Information                        Since         of Shares      Outstanding
- ----                            ---     ------------------------                      --------        ---------      -----------
Arthur L. Asch                  54      Chairman of the Board of Directors              1979          425,951(1)        20.6%
                                        and Chief Executive Officer of the
                                        Company, and member of the
                                        Executive and Nominating
                                        Committees. Chairman of the Oak
                                        Hill Sportswear Division of
                                        Donnkenny Apparel, Inc. since July
                                        1995.

Michael A. Asch                 29      Vice President and Chief Financial             April           26,500(2)         1.3%
                                        Officer of the Company since March              1996
                                        1994.  Vice President - Operations
                                        of the Company's Domestic Division
                                        from January 1993.  Member of the
                                        Executive and Nominating
                                        Committees.  Since July 1995, Vice
                                        President and Chief Financial
                                        Officer of the Oak Hill Sportswear
                                        Division of Donnkenny Apparel, Inc.
                                        Since February 1992, President and
                                        principal of Anniston Capital, Inc.
                                        (investment banking).  From August
                                        1989 to January 1992, Associate -
                                        Investment Banking of Robert
                                        Fleming Inc.  Michael A. Asch is
                                        the son of Arthur L. Asch.

Joseph Greenberger              60      Secretary of the Company and member             1979               --             --
                                        of the Executive, Nominating,
                                        Audit, and Stock Option Committees.
                                        Partner of Greenberger & Forman, a
                                        New York law firm.(3)

                                                                                      Director          Number       Percent of
Name                            Age     Biographical Information                        Since         of Shares      Outstanding
- ----                            ---     ------------------------                      --------        ---------      -----------
Kenneth S. Roth                 53      President of Rothwood Real Estate              April               --(4)          --
                                        Services, Inc. (commercial real                 1996
                                        estate broker) since March, 1992.
                                        From December, 1988 to March, 1992,
                                        President of SZW&E of Long Island,
                                        Inc. (commercial real estate
                                        broker).  From June, 1986 to March,
                                        1992, Partner of The Regency Group
                                        (commercial real estate developer).
                                        Member of the Audit and Stock
                                        Option Committees.

Aaron W. Weingarten             62      Chairman of the Board of Yavapai               April               --(4)          --
                                        Hills, Inc. (real estate developer)             1996
                                        since 1980.(5) Member of the Audit
                                        and Stock Option Committees.

                                                                                      Retired
                                                                                     Directors
                                                                                     ---------
Steven Kotler                   49      President since March 1987, and                 1979           25,675(6)         1.2%
                                        Managing Director, since 1986, of
                                        Schroder Wertheim & Co.
                                        Incorporated (investment bankers)
                                        and, prior thereto, general partner
                                        of Wertheim & Co., its predecessor.
                                        Former Chairman of the Company's
                                        Executive Committee and former
                                        member of Audit, Nominating and
                                        Stock Option Committees. Director
                                        of Del Laboratories, Inc.
                                        (cosmetics and drugs); Moore
                                        Medical Corp. (wholesale drugs);
                                        Member of Board of Governors of the
                                        American Stock Exchange.

Wilmer J. Thomas, Jr.           69      Private investor and financial                  1979            2,000               *
                                        consultant.  Former member of the
                                        Company's Executive, Audit,
                                        Nominating and Stock Option
                                        Committees.  Director and Vice
                                        Chairman of International Controls
                                        Corp. since 1989 (automotive parts
                                        and trailers) and its Treasurer
                                        from 1989 to 1994.  Director of
                                        Moore Medical Corp.

All directors,                                                                                        480,126           23.1%
executive officers and
Retiring Directors as
a group (7 persons)

- -------------------------------
 *   Less than 1%.

(1)  See Note 1 to "Principal Holders of Common Stock."

(2) Includes 8,500 shares underlying stock options exercisable within sixty days, and excludes 25,500 shares underlying options not exercisable within sixty days.

(3) Mr. Greenberger's law firm earned approximately $36,000 in fees from the Company for services rendered in 1995.

(4) Excludes 15,000 shares underlying stock options not exercisable within sixty days.

(5) Mr. Weingarten was an officer of three corporations which served as the general partner of three limited partnerships which owned real estate for which a receiver was appointed during the past two years.

(6) All such shares are held by the Kotler Family Foundation, Inc., of which Mr. Kotler is Trustee. Mr. Kotler has disclaimed beneficial interest of these shares.

Meetings of Board and Committees

                  The Board of Directors had eight formal meetings during 1995. All directors who are nominees and who were directors during 1995 attended at least 75% of the Board of Directors meetings in 1995. The Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has all the authority which, under the New York Business Corporation Law, may be delegated to such a Committee; until April 22, 1996 it had been specifically delegated the functions of a compensation committee. The Executive Committee had two formal and several informal meetings during 1995. The Audit Committee recommends the firm of independent public accountants to be engaged as the Company's auditors and participates in such accounting reviews as it deems appropriate. It had one meeting during 1995. The Nominating Committee recommends to the Board the slate of management nominees for election as directors and also recommends officers and other Company officials; it will consider nominations by shareholders made in writing to the Chairman of the Board. The Nominating Committee had two meetings during 1995. The Stock Option Committee is authorized to award options under the Company's stock option plans. It had no meetings during 1995.

                  Directors who are not officers were each paid $10,000 in 1995. Mr. Kotler, as Chairman of the Executive Committee, was paid an additional $10,000 in 1995 and Mr. Thomas was paid an additional $10,000 in 1995 under a consulting arrangement with the Company pursuant to which Mr. Thomas consults with senior officers regarding financial and transaction matters. Current directors who are not officers each receive $10,000 per year. In addition, upon joining the Board Messrs. Roth and Weingarten were each granted options to purchase up to 15,000 shares of the Company's common stock pursuant to the NQO Plan, as amended. Such grants are subject to the approval by shareholders at the Meeting. See Item 2 -- "Approval of Amendment to Non-Qualified Stock Option Plan." The Company maintains directors' and officers' liability insurance. For 1996, the aggregate premiums for such insurance is approximately $74,000.

Executive Compensation

                  The following table summarizes all compensation paid by the Company during its fiscal year ended December 31, 1995, and for the two prior fiscal years, to its Chief Executive Officer and each of its most highly compensated executive officers as of December 31, 1995, whose total compensation exceeded $100,000 during 1995.

                                                                                                       Long Term
                                                        Annual Compensation                       Compensation Awards
                                                   ------------------------------            ------------------------------
                                                                                             Number
Name and                                                            Other Annual             of
Principal                                            Salary         Compensation             Options        All Other
Position                               Year           ($)               ($)(2)               Granted        Compensation(3)
- --------                               ----         -------         -------------            -------        ---------------
Arthur L. Asch                         1995         $302,404                                   --           $ 8,400
Chairman of the Board                  1994         $500,000                                 40,000         $ 8,400
(Chief Executive Officer)              1993         $500,000                                   --           $13,550

Michael A. Asch                        1995         $129,846                                   --           $ 7,191
Vice President                         1994         $121,218                                 34,000         $ 6,673
(Chief Financial
Officer)(1)

- ------------------------------

(1)  Michael A. Asch became Chief Financial Officer in March 1994.

(2) No executive officer's perquisites equaled or exceeded the lesser of $50,000 or 10% of his cash compensation.

(3) Represents amounts paid under the Company's defined contribution pension and profit sharing plans.

Employment Agreement

                  In December 1994, the Company entered into an employment agreement with Michael A. Asch for a term from January 1, 1995 through December 31, 1996. Pursuant to the agreement, Michael A. Asch was to receive an annual salary of $215,000 and $230,000 for 1995 and 1996, respectively. Michael A. Asch agreed to the early termination of such agreement as of July 24, 1995 the date on which the sale of the Company's Sportswear Division was consummated.

Deferred Compensation Plans

                  The Company has non-contributory defined contribution pension and profit sharing plans covering certain employees (including executive officers) of the Company. The Company has no defined benefit plans.

Stock Options

                  The Company has an Incentive Stock Option Plan ("ISO"), which terminates on March 21, 1999, and a Non-Qualified Stock Option Plan ("NQO Plan"), which terminates on October 11, 2004. During 1995, no options were granted under either Plan, no executive officer of the Company exercised any options and no options previously granted to any executive officer were repriced. The Company has no stock appreciation rights ("SAR") plan and has issued no SARs.

Compensation Committee Interlocks and Insider Participation

                  The Board has no separate Compensation Committee. The Executive Committee, which until April 22, 1996, consisted of Steven Kotler (Chairman), Wilmer J. Thomas, Jr., and Arthur L. Asch (the
Company's Chief Executive Officer), performed the role of a Compensation Committee. The Board now performs the function of the Compensation Committee.

Compensation Committee Report

                  Until July 24, 1995, when the sale of the Company's Sportswear Division was consummated, Arthur L. Asch was compensated at the rate of $500,000 per year, the annual base salary under his employment agreement which had expired December 31, 1994. Until July 24, 1995, Michael A. Asch was compensated at the rate of $215,000 per year, the annual base salary under his employment agreement with the Company. See "Employment Agreement," above. As negotiated in connection with the sale of the Sportswear Division, from July 25, 1995 through December 31, 1995 Arthur L. Asch was compensated by the Company at the rate of $50,000 per year, and Michael A. Asch was compensated by the Company at the rate of $25,000 per year.

                                                Steven Kotler, Chairman
                                                Wilmer J. Thomas, Jr.
                                                Arthur L. Asch

Performance Graph

                  The following graph compares the cumulative return on $100 invested at the close of trading on the last trading day of 1990 (assuming the reinvestment of dividends) of Oak Hill Sportswear Corporation, the S&P 500 Index and a peer group of companies. The peer group represents the Value Line Apparel Index, excluding those companies with market capitalizations over $500 million, as of December 31, 1995, and is comprised of: Farah Inc., Garan Inc., Hartmarx Corp., Kellwood Co., Oshkosh B'Gosh, Inc. Class A Shares, Oxford Industries, Inc., Phillips-Van Heusen and Tultex Corp. Those companies excluded as a result of the market capitalization criteria were Fruit of the Loom, Liz Claiborne, Russell Corp. and V. F. Corp. The peer group is weighted by market values of the companies in the group at the beginning of each measurement period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      Oak Hill Sportswear Corporation, Standard & Poors 500 And Peer Group
                     (Performance Results Through 12/31/95)



 $250.00|------------------------------------------------------------------|
        |                                                                  |
        |                                    #                        &    |
 $200.00|------------------------------------------------------------------|
        |                         #                                        |
        |                                                &                 |
 $150.00|--------------#---------------------&-----------------------------|
        |              &          &                      @#                |
        |              @                                              #    |
 $100.00|---@&#------------------------------@-----------------------------|
        |                         @                                        |
        |                                                             @    |
  $50.00|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
   $0.00|----|---------|----------|----------|-----------|------------|----|
           1990       1991       1992       1993        1994         1995


                      @ = Oak Hill Sportswear Corporation
         & = Standard & Poors 500                          # = Peer Group

                                        1990       1991        1992        1993       1994        1995
                                       ------     ------      ------      ------     ------      ------
Oak Hill Sportswear Corporation    @   $100.00    $115.38     $ 84.62     $109.62    $134.62     $ 61.54
Standard & Poors 500               &   $100.00    $130.55     $140.72     $154.91    $157.39     $216.42
Peer Group                         #   $100.00    $150.72     $176.59     $210.63    $133.73     $117.26

Assumes $100 invested at the close of trading 12/90 in Oak Hill Sportswear Corporation common stock, Standard & Poors 500, and Industry Peer Group.
* Cumulative total return assumes reinvestment of dividends.

ITEM 2 --   APPROVAL OF AN AMENDMENT TO
            NON-QUALIFIED STOCK OPTION PLAN

                  At the Meeting, shareholders will be asked to approve an amendment (the "Amendment") to the Company's Non-Qualified Stock Option Plan (the "NQO Plan"). The sole amendment to the NQO Plan is to permit options to be granted to directors and to provide that each director, who is not an employee of the Company, shall receive options to purchase 15,000 Shares upon joining the Board. The Amendment was approved by the Board on April 22, 1996. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting is necessary to approve the Amendment.

                                  PLAN BENEFITS

                  The following table gives information with respect to options that have been granted under the NQO Plan to each named executive officer, all executive officers as a group, each nominee for election as a director, all directors who are not executive officers as a group, and all employees as a group.

                                                                                  Average              Percentage of
Name                                  Shares(1)            Expiration Date     Exercise Price         Options Granted
- ----                                  ---------            ---------------     --------------         ---------------
Arthur L. Asch (Chief                 40,000                 10/11/99              $4.25                  38.5%
Executive Officer)

Michael A. Asch (Chief                34,000                 10/11/99              $4.25                  32.7%
Financial Officer)

Kenneth S. Roth                       15,000(2)              4/22/01               $2.00                  14.4%

Aaron W. Weingarten                   15,000(2)              4/22/01               $2.00                  14.4%

All Executive Officers                74,000                 10/11/99              $4.25                  71.2%
as a group (2 persons)

All Non-Executive                     30,000                 4/22/01               $2.00                  28.8%
Officer Directors as a
group (2 persons)

All Employees as a                    74,000                 10/11/99              $4.25                  71.2%
group (2 persons)

- -----------------------
(1) The option grants provide that if, during the period of the holder's employment by the Company, there should be a change of control (as defined in the grant) of the Company, the full balance of the option (to the extent not previously exercised) may be exercised by the holder until the earlier to occur of the Expiration Date or fifteen days following the change of control.

(2) The options vest in three equal cumulative annual installments, commencing April 22, 1997.

                               Summary of the Plan

                  The following summarizes the material features of the Plan.


Purpose

                  The primary purpose of the NQO Plan is to provide a continuing, long-term incentive to officers, directors and selected employees of the Company so that it may be able to continue to hire and retain qualified personnel.

Number of Shares Covered by the NQO Plan

                  Under the NQO Plan, options to purchase up to 199,250 shares may be granted. Any options that are canceled or terminated without exercise are available for future grant. No one person may receive options to purchase in excess of 100,000 shares under the Plan.

Administration

                  The NQO Plan is administered by the Company's Stock Option Committee (the "Committee"), which consists of not less than three members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The interpretations and constructions by the Committee of any provisions of the Plan and of options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Joseph Greenberger, Kenneth S. Roth and Aaron W. Weingarten.

                  The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive options, the time when they will receive such options, the purchase price and the number of shares which will be subject to each option, and the other terms and provisions of the respective options (which need not be identical).

Eligibility and Extent of Participation

                  Options may be granted to directors and selected key employees of the Company. As of April 24, 1996, approximately 40 individuals were eligible to receive options, and options were held by four individuals. Subject to the terms of the NQO Plan, the Committee has full and final authority to determine the persons who are to be granted options under the Plan and the number of shares subject to each option.

Purchase Price, Period and Exercise of Options

                  The purchase price for each share issuable upon exercise of an option is to be determined by the Committee, but may not be less than 50% of the fair market value of such shares on the date the option is granted. The purchase price for the shares issued upon exercise of options may be in cash, the Company's common stock or a combination thereof.

                  An option may be exercisable in such amounts and at such times as may be determined by the Committee at the time of grant of such option. Options may be exercisable immediately, but shall not be exercisable more than five years from the date of grant of such options. To the extent that an option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

Expiration and Transfer of Options

                  Options are non-transferable, except by will or by the laws of descent and distribution. To the extent that options remain exercisable at the time any Optionee's employment with the Company terminates, such options expire ten days after a voluntary termination and ninety days after any other termination.

Adjustment of Shares

                  If any change is made in the Shares subject to the NQO Plan, or subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of shares subject to the Plan, and the number of shares and prices per share of stock subject to outstanding options as the Committee may deem appropriate.

Amendments to, and Termination of, the NQO Plan

                  The Company's Board of Directors may from time to time make such amendments to the NQO Plan as it may deem proper and in the best interests of the Company, provided that no amendment shall be made which would impair, without the consent of the applicable optionholders, any option theretofore granted under the Plan or deprive any optionholder of any shares which he may have acquired through or as a result of the Plan or without shareholder approval to increase the number of shares subject to options under the Plan. The Plan may be terminated at any time by the Company's Board of Directors except with respect to options then outstanding under the Plan. Otherwise, it shall terminate on October 11, 2004, except with respect to options then outstanding.

Federal Income Tax Consequences

                  The following summary of the Federal income tax consequences of the grant and exercise of options, and the disposition of shares purchased pursuant to the exercise of options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

                  No tax obligation will arise for the optionee or the Company upon the granting of options under the NQO Plan. Upon exercise of an option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee (i) provided that applicable federal income tax withholding requirements are satisfied and (ii) subject to the possible limitations on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, of compensation paid to executives designated by that section. The optionee's tax basis in the underlying shares of Common Stock acquired by exercise of the option will equal the exercise price plus the amount taxable as compensation to the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

                  The payment by an optionee of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares of common stock to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

                  Shareholders may present proposals for inclusion in the 1997 Proxy Statement provided they are received by the Company at its principal executive offices no later than January 21, 1997 and are in compliance with applicable regulation of the Securities and Exchange Commission.

                           FILINGS UNDER SECTION 16(a)

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Other than Mr. A. Asch, the Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

                  Based on a review of the copies of the Forms furnished to the Company, the Company believes that all filing requirements applicable to its officers and directors were complied with in a timely manner during 1995.


                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

                  Price Waterhouse LLP has been appointed the Company's independent public accountants for 1996. A representative of Price Waterhouse LLP is expected to be present at the 1996 Annual Meeting of Shareholders and will be available to answer appropriate questions.

A SHAREHOLDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S
ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31,
1995, BY WRITING TO: OAK HILL SPORTSWEAR CORPORATION, 1411 BROADWAY, NEW YORK, NY 10018: ATTN: CHIEF FINANCIAL OFFICER.

Dated:  May 20, 1996

                         OAK HILL SPORTSWEAR CORPORATION
           This Proxy is Solicited on Behalf of the Board of Directors


                  The undersigned hereby appoints Arthur L. Asch and Joseph Greenberger as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Oak Hill Sportswear Corporation held of record by the undersigned on May 16, 1996 at the Annual Meeting of Shareholders to be held on June 26, 1996 and any adjournment thereof.


1.   Election of Directors

[_]  FOR all nominees listed below                 [_] WITHHOLD AUTHORITY to
    (except as marked to the contrary                  vote for all nominees
     below)                                            listed below

Arthur L. Asch, Michael A. Asch, Joseph Greenberger, Kenneth S.
Roth and Aaron W. Weingarten

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


- --------------------   --------------------   ------------------


2.   Approve an amendment to the Company's Non-Qualified Stock Option Plan

[_]   FOR               [_] AGAINST                   [_] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please date and sign on reverse side)

                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the election of management's nominees for directors, and FOR the proposal to amend the Company's Non-Qualified Stock Option Plan.

                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears herein.





                                    ----------------------------------
                                              (Signature)




                                     ----------------------------------
                                        (Signature, if held jointly)


                                     Dated:______________________, 1996




                                    PLEASE MARK, SIGN, DATE AND
                                    RETURN THIS PROXY CARD PROMPTLY
                                    USING THE ENCLOSED ENVELOPE

                              AMENDED AND RESTATED
                         OAK HILL SPORTSWEAR CORPORATION
                         NON-QUALIFIED STOCK OPTION PLAN

                  1. Purpose. The purpose of this Amended and Restated Non-Qualified Stock Option Plan (the "Plan") is to provide a continuing incentive to outside directors and selected key employees of Oak Hill Sportswear Corporation, a New York corporation (the "Company"), and of any parent or subsidiary of the Company, by the grant of non-qualified, non-incentive stock options ("Options") under the Plan. Options granted under the Plan are not intended to be eligible for the tax consequences provided for in Sections 421 through 424 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is being amended to provide that outside directors, upon joining the Board, be granted options to purchase 15,000 shares pursuant to Section 5(b) hereof.

                  2. Shares Covered by Plan. The number of shares which may be issued pursuant to options granted under the Plan shall not exceed 199,250 shares of the Company's common stock, par value $.02 ("Common Stock"). If any option granted under the Plan shall terminate, expire or be canceled, for any reason whatsoever, without having been exercised in full, the shares not purchased under such option shall be available again for the purposes of the Plan. The maximum number of shares in respect to which options may be granted under the Plan to any particular director or employee participating in the Plan shall be 100,000 per calendar year.

                  3. Administration. The Plan shall be administered by a committee of directors of the Company (the "Committee") to be appointed from time to time by the Company's Board of Directors and to consist of not less than the minimum number of persons from time to time required by Rule 16b-3 promulgated by the Securities Exchange Commission of 1934, or any successor rule or regulation thereto as in effect from time to time ("Rule 16b-3") and Section 162(m) of the code, each of whom to the extent necessary to comply with Rule 16b-3 and Section 162(m) of the Code only, is intended to be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code; provided that, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under this Plan. Any determination in writing signed by all members of the committee shall be fully as effective as if made by a majority vote at a meeting. The Committee may hold meetings telephonically. The Committee may appoint a Secretary, who shall keep minutes of its meetings, and the Committee may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate. In addition to the express powers and authorizations conferred upon the Committee by the Plan, the Committee shall have the authority to (i) interpret and administer the Plan and any instrument or agreement relating to, or option made under the Plan and (ii) correct any defects, supply any omission and reconcile any inconsistency in the Plan. The interpretations and constructions by the Committee of any provisions of the Plan or of any option granted hereunder, and such determinations of the Committee as it shall deem appropriate for the administration of the Plan and of options granted hereunder, shall be final, binding and conclusive on all persons having any interest thereunder.

                  4. Eligibility. Options may be granted under the Plan to directors and key employees of the Company, and of any parent or subsidiary of the Company, selected by the Committee.

                  5. Granting of Options. (a) To Key Employees. The Committee shall select the key employees eligible to receive options under the Plan, the number of shares to be included under each option, the date upon which each option expires, and the other terms and conditions of each option, all subject to and within the limitations of the Plan. The Committee may grant options which are exercisable immediately or in installments.

                  (b) Automatic Award of Options to Non-Employee Directors. Each Director who is not an employee of the Company shall receive Options to purchase 15,000 shares upon joining the Board. Such Options shall be awarded at the fair market value on the date of grant, shall vest in three equal cumulative annual installments and shall expire five years from the date of grant. This provision shall not be amended more than once every six months, other than to conform with changes in the I.R.C., the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

                  6. Option Period. The date of grant of an option shall be the date on which the Committee shall award the option. The Committee may make options exercisable for up to five years from the date of grant.

                  7. Option Price. The price to be paid for shares on exercise of each option shall be fixed by the Committee upon the date of grant. The price shall not be less than 50% of the fair market value of the common Stock on the date of the grant.

                  8. Terms and Conditions of Options.

                     (a) Each option shall be deemed to include the following
                  terms and conditions:

                          (i) The holder of an option may exercise his or her
                     option by delivering to the Company written notice of the number of shares with respect to which options rights are to be exercised together with full payment of the purchase price of such shares. In addition, the holder of an option will pay all withholding taxes when due by reason of said exercise. In both cases (at the election of the holder of the option) payment may be made either (x) in cash, (y) in Common Stock, or (z) by a combination of cash and Common Stock. If payment, in whole or in part, is made in Common Stock, it shall be valued by the Committee at its fair market value on the close of business on the date prior to the date of payment. Common Stock used for payment must have been held by the optionee for at least six months. Upon receipt by the Chief Financial Officer or Treasurer of the Company of payment in full, the option holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that certificates representing such Common Shares shall not then be actually delivered to the option holder.

                          (ii) No option and no right under any such option may
                     be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the optionee other than by will or the laws of descent and distribution and may be exercised during his or her lifetime only by the optionee.

                          (iii) If the holder of an option dies during the
                     period of his or her employment by the Company or during his or her service as a director, the number of shares for which the option was exercisable as of the date of death may be exercised by the option holder's personal representative, or transferee entitled to acquire the right to exercise the option by will or pursuant to the laws of descent and distribution, until the earlier of the date upon which his or her option expires or ninety days following the date of death.

                          (iv) If the employment of the option holder is
                     terminated by the option holder by reason of his or her permanent disability, or terminated by the Company for any reason (with or without cause), or if an outside director ceases to serve as a director for any reason, the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his or her option expires or ninety days following the date of such termination.

                          (v) If the option holder terminates his or her
                     employment with the Company for any reason other than permanent disability, the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his or her option expires or ten days following the date of such termination.

                          (vi) No fractional shares shall be issued upon the
                     exercise of an option. With respect to any fraction of a share otherwise issuable upon any exercise hereof, the Company shall pay to the option holder an amount in cash equal to the fair value of such fraction, in accordance with Section 509(b) of the New York Business Corporation Law.

                          (vii) The option holder shall not, by virtue thereof,
                     be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the option holder are limited to those provided by this Plan and (to the extent consistent therewith) those expressed in the option. If the shareholders of the Company do not, by April 21, 1997 approve the amendments to this Plan in accordance with Section 505(d) of the New York Business Corporation Law, all options granted to outside directors pursuant to
                     Section 5(b) shall be null and void.

                          (viii) The Company may require an option holder, and
                     the option holder's legal representative, heir legatee, or distributee, as a condition of any exercise of the Option, to give written assurance satisfactory to the Company that the shares subject to options are being acquired for investment only, with no view to the distribution, and that any subsequent resale thereof will be made pursuant to an effective and current registration statement under said Securities Act of 1933, or pursuant to an exemption for registration under said Act, and all certificates representing the shares subject to options shall bear the following legend:

                                 The shares represented by this certificate have not been registered under the Securities Act of 1933. Said shares have been acquired for investment, and may not be sold, transferred or assigned except pursuant to an effective registration statement for said shares under said Act or an opinion of the Company's counsel that such registration is not required under said Act.

                  (b) Each option may be made subject to such other terms and conditions consistent with the Plan as the Committee may approve and provide for in the form of option, including, without limitation, those relating to the immediate exercisability or to the installments in which and/or the conditions upon which options shall become exercisable.

                  9. Amendments to and Termination of the Plan. The Board of Directors of the Company may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company, provided that no amendment shall be made which would increase the number of shares which may be made subject to options under the Plan, without shareholders' approval, or impair, without the consent of the optionee, any option theretofore granted under the Plan or deprive any optionee of any shares of stock of the Company which he may have acquired through or as a result of an option under the Plan. The Plan may be terminated at any time by the Company's Board of Directors, except with respect to options then outstanding under the Plan.

                  10. Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) with respect to which options may be granted, (ii) the number and type of shares (or other securities or property) subject to outstanding options and (iii) the grant or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder or an outstanding option in full satisfaction of the Company's obligations to the holder thereunder.

                  11. General Provisions.

                  (a) Options May Be Granted Separately or Together. Options may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other option granted under the Plan or award granted under any other plan of the Company or any affiliate of the Company.

                  (b) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or its affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) No Right to Continued Employment. The grant of an option shall not be construed as giving a participant in the Plan the right to be retained in the employ of the Company or any of its affiliates. Further, the Company or its affiliates may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any award evidencing an option.

                  (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

                  (e) No Trust or Fund Created. Neither the Plan nor any option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its affiliates and a participant in the Plan or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its affiliates pursuant to an option, such right shall be no greater than the right of any unsecured general creditor of the Company or its affiliates.

                  12. Effective Date and Term of Plan.

                  (a) The Plan was adopted and became effective on October 11, 1994, the date on which it was approved by the Board of Directors of the Company and was approved by shareholders on July 24, 1995. The Amendments thereto become effective on April 22, 1996, the date on which they were approved by the Board of Directors; provided that no option granted under section 5(b) hereof shall be exercisable until and unless the Plan is approved by the Company's shareholders as contemplated by Section 8(a)(vii).

                  (b) Unless sooner terminated, this Plan shall terminate on October 11, 2004 and no options shall thereafter be made under the Plan.